Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-256951 on Form S-4 of our report dated February 22, 2021, relating to the consolidated financial statements of Tremont Mortgage Trust. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 22, 2021